                                                                 EXHIBIT 10.1


                          CHANGE IN CONTROL AGREEMENT


     THIS AGREEMENT, dated January 20, 2001, is made by and between Genentech, Inc., a Delaware corporation (the "Company"), and Myrtle S. Potter (the "Executive").

     WHEREAS, the Company considers it essential to the best interests of its shareholders to foster the continuous employment of key management personnel; and

     WHEREAS, the Board recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders; and

     WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

     1. DEFINED TERMS. The definitions of capitalized terms used in this Agreement are provided in the last Section hereof.

     2. COMPANY'S COVENANTS SUMMARIZED. In order to induce the Executive to remain in the employ of the Company and in consideration of the Executive's covenants set forth in Section 3 hereof, the Company agrees, under the conditions described herein, to pay the Executive the Severance Payments and the other payments and benefits described herein in the event the Executive's employment with the Company is (or, under the terms of this Agreement, is deemed to have been) terminated following a Change in Control and during the term of this Agreement. Except as provided herein, no amount or benefit shall be payable under this Agreement unless there shall have been (or, under the terms of this Agreement, there shall be deemed to have been) a termination of the Executive's employment with the Company following a Change in Control and during the term of this Agreement. This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employment of the Company.

     3. THE EXECUTIVE'S COVENANTS. The Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control during the term of this Agreement, the Executive will remain in the employ of the Company until the earliest of (i) a date which is



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six (6) months from the date of such Potential Change in Control, (ii) the date of a Change in Control, (iii) the date of termination by the Executive of the Executive's employment for Good Reason or by reason of death, Disability or Retirement, or (iv) the termination by the Company of the Executive's employment for any reason.

     4. TERM OF AGREEMENT. This Agreement shall commence on the date hereof and shall continue in effect for a period of twenty-four (24) months beyond the month in which a Change of Control occurs (or, if later, twenty-four (24) months beyond the consummation of the transaction the approval of which by the Company's shareholders constitutes a Change in Control under
Section 15(E) hereof), provided that a Change of Control occurs by May 15, 2005, and if no Change in Control occurs by May 15, 2005, this Agreement shall terminate.

     5.     COMPENSATION OTHER THAN SEVERANCE PAYMENTS.

            5.1 Following a Change in Control and during the term of this Agreement, if the Executive fails to perform the Executive's full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company shall pay the Executive's full salary to the Executive at the rate in effect at the commencement of the relevant period, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefits plan, program or arrangement maintained by the Company during such period, until the Executive's employment is terminated by the Company for Disability.

            5.2 If the Executive's employment is terminated for any reason following a Change in Control and during the term of this Agreement, the Company shall pay the Executive's full salary to the Executive through the Date of Termination at the rate in effect at the time the Notice of Termination is given, together with all compensation and benefits to which the Executive is entitled in respect of all periods preceding the Date of Termination under the terms of the Company's compensation and benefits plans, programs or arrangements.

            5.3 If the Executive's employment is terminated for any reason following a Change in Control and during the term of this Agreement, the Company shall pay the Executive's normal post-termination compensation and benefits, if any, to the Executive as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company's retirement, insurance and other compensation or benefit plans, programs and arrangements.

     6.     SEVERANCE PAYMENTS.

            6.1 Subject to Section 6.2 hereof, the Company shall pay the Executive the payments described in this Section 6.1 (the "Severance Payments") upon the termination of the Executive's employment following a Change in Control and during the term of this Agreement, in addition to any payments and benefits to which the Executive is entitled under Section 5 hereof, unless such termination is (i) by the Company for Cause, (ii) by reason of the Executive's death or Disability, or (iii) by the Executive without Good Reason. For purposes of this Agreement, the Executive's employment shall be deemed to have been terminated by the Company without



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Cause or by the Executive with Good Reason following a Change in Control if
(i) the Executive's employment is terminated without Cause prior to a Change in Control and such termination was at the request or direction of a Person who has entered into an agreement with the Company the consummation of which would constitute a Change in Control, (ii) the Executive terminates her employment with Good Reason prior to a Change in Control and the circumstance or event which constitutes Good Reason occurs at the request or direction of such Person, or (iii) the Executive's employment is terminated without Cause prior to a Change in Control and such termination is otherwise in connection with or in anticipation of a Change in Control which actually occurs. For purposes of any determination regarding the applicability of the immediately preceding sentence, any position taken by the Executive shall be presumed to be correct unless the Company establishes to the Board that such position is not correct, and the Board, acting in good faith, affirms such determination by a vote of not less than a majority of its entire membership.

                 (A) In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive, the Company shall pay to the Executive a lump sum severance payment, in cash, equal to two times the sum of (i) the greater of the Executive's annual base salary in effect immediately prior to the occurrence of the event or circumstance upon which the Notice of Termination is based or the Executive's annual base salary in effect immediately prior to the Change in Control, and (ii) the greater of the average of the annual bonuses earned or received by the Executive from the Company or its subsidiaries in respect of the two (2) consecutive fiscal years immediately preceding that in which the Date of Termination occurs or the average of the annual bonuses so earned or received in respect of the two (2) consecutive fiscal years immediately preceding that in which the Change in Control occurs (or if no bonuses have been paid, the Executive's minimum bonus for 2001).

                 (B) Notwithstanding any provision of any annual or long-term incentive plan to the contrary, the Company shall pay to the Executive a lump sum amount, in cash, equal to the sum of (i) any incentive compensation which has been allocated or awarded to the Executive for a completed fiscal year or other measuring period preceding the Date of Termination under any such plan but which, as of the Date of Termination, is contingent only upon the continued employment of the Executive to a subsequent date or otherwise has not been paid, and (ii) a pro rata portion to the Date of Termination of the aggregate value of all contingent incentive compensation awards to the Executive for all then uncompleted periods under any such plan, calculated as to each such award by multiplying the award that the Executive would have earned on the last day of the performance award period, assuming the achievement, at the target level of the individual and corporate performance goals established with respect to such award, by the fraction obtained by dividing the number of full months and any fractional portion of a month during such performance award period through the Date of Termination by the total number of months contained in such performance award period.

                 (C) Notwithstanding any provision of the Company's supplemental pension and thrift plans (the "Supplemental Plans") to the contrary, upon the termination of the Executives employment by the Executive for Good Reason or by the Company, in either case at any time following the



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occurrence of a Change in Control and during the term of this Agreement, the
Executive shall be deemed to have an additional 24 months of benefit credit under each of the Supplemental Plans and shall be entitled to receive such additional credit either (1) as part of the benefit otherwise payable under the Supplemental Plan or (2) as a lump sum.

                 (D) For the twenty-four (24) month immediately following the Date of Termination, the Company shall arrange to provide the Executive with life, disability, accident and health insurance benefits substantially similar to those which the Executive is receiving immediately prior to the Notice of Termination (without giving effect to any amendment to such benefits made subsequent to a Change in Control which amendment adversely affects in any manner the Executive's entitlement to or the amount of such benefits); provided, however, that, unless the Executive consents to a different method (after taking into account the effect of such method on the calculation of "parachute payments" pursuant to Section 6.2 hereof), such health insurance benefits shall be provided through a third-party insurer. Benefits otherwise receivable by the Executive pursuant to this Section 6. 1
(D) shall be reduced to the extent comparable benefits are actually received by or made available to the Executive without cost during the twenty-four
(24) month period following the Executive's termination of employment (and any such benefits actually received by or made available to the Executive shall be reported to the Company by the Executive). If the benefits provided to the Executive under this Section 6. 1 (D) shall result in a decrease, pursuant to Section 6.2 hereof, in the Severance Payments and these Section
6.1 (D) benefits are thereafter reduced pursuant to the immediately preceding sentence because of the receipt or availability of comparable benefits, the Company shall, at the time of such reduction, pay to the Executive the lesser of (i) the amount of the decrease made in the Severance Payments pursuant to
Section 6.2 hereof, or (ii) the maximum amount which can be paid to the Executive without being, or causing any other payment to be, nondeductible by reason of section 280G of the Code.

            6.2 (A) If the Severance Payments are subject (in whole or part) to the Excise Tax, then, subject to the provisions of subsection (B) of this Section 6.2, the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Severance Payments and any federal, state and local income and employment tax and Excise Tax upon the Gross-Up-Payment, shall be equal to the Severance Payments. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income an employment taxes at the highest marginal rate of federal income and employment taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

                  (B) In the event that, after giving effect to any redetermination described in subsection (D) of this Section 6.2, a reduction of the Severance Payments to the largest amount that would result in no portion of the Severance Payments being subject to the Excise Tax (after taking into account any reduction in the Severance Payments provided by reason of section 28OG of the Code in such other plan, arrangement or



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agreement) would produce a net amount (after deduction of the net amount of federal, state and local income tax on such reduced Severance Payments) that would be greater than the net amount of unreduced Severance Payments (after deduction of the net amount of federal, state and local income tax and the amount of Excise Tax to which the Executive would be subject in respect of such unreduced Severance Payments), then subsection (A) of this Section 6.2 shall not apply and the cash Severance Payments shall first be reduced (if necessary, to zero), and all other noncash Severance Benefits shall thereafter be reduced (if necessary, to zero); PROVIDE , HOWEVER, that the Executive may elect to have the noncash Severance Payments reduced (or eliminated) prior to any reduction of the cash Severance Payments.

                  (C) For purposes of determining whether any of the Severance Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all of the Severance Payments shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, unless in the opinion of tax counsel (the "Tax Counsel") reasonably acceptable to the Executive and selected by the accounting firm (the "Auditor") which was, immediately prior to the Change in Control, the Company's independent auditor, such other payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 280G(b)(4)(A) of the Code, (ii) all "excess parachute payments" within the meaning of section 28OG(b)(1) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or part) represent reasonable compensation for services actually rendered, within the meaning of section 28OG(b)(4)(B) of the Code, in excess of the Base Amount allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of section 280G(d)(3) and (4) of the Code. Prior to the payment date set forth in Section 6.3 hereof, the Company shall provide the Executive with its calculation of the amounts referred to in this Section 6.2(C) and such supporting materials as are reasonably necessary for the Executive to evaluate the Company's calculations. If the Executive disputes the Company's calculations (in whole or in part), the reasonable opinion of Tax Counsel with respect to the matter in dispute shall prevail.

                  (D) In the event that (i) amounts are paid to the Executive pursuant to subsection (A) of this Section 6.2, (ii) the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of the Executive's employment, and (iii) after giving effect to such redetermination, the Severance Payments are to be reduced pursuant to subsection (B) of this Section 6.2, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in the Excise Tax and/or a federal, state or local income tax deduction) plus interest on the amount of such repayment at the rate provided in section 1274(b)(2)(B) of the Code. In the event that (x) the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Executive's employment (including by reason of any payment the existence or amount of which cannot be determined



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at the time of the Gross-Up Payment) and (y) after giving effect to such redetermination, the Severance Payments should not have been reduced pursuant to subsection (B) of this Section 6.2, the Company shall make an additional Gross-Up Payment in respect of such excess in respect of any portion of the Excise Tax with respect to which the Company had not previously made a Gross-Up Payment (plus any interest, penalties or additions payable by the Executive with respect to such excess and such portion) at the time that the amount of such excess is finally determined.

            6.3   The payments provided for in subsections (A) and (B) of
Section 6.1 hereof and Section 6.2 hereof shall be made not later than the fifth day following the Date of Termination; PROVIDE, HOWEVER, that if the amounts of such payments, and the limitation of such payments set forth in
Section 6.2 hereof, cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Executive or, in the case of payments under Section 6.2 hereof, in accordance with Section 6.2 hereof, of the minimum amount of such payments to which the Executive is clearly entitled and shall pay the remainder of such payments (together with interest at the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth
(5th) business day after demand by the Company (together with interest at the rate provided in section 1274(b)(2) (B) of the Code). At the time that payments are made under this Section, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from outside counsel, auditors or consultants (and any such opinions or advice which are in writing shall be attached to the statement). In the event the Company should fail to pay when due the amounts described in subsections (A) and (B) of Section 6.1 hereof or Section 6.2 hereof, the Executive shall also be entitled to receive from the Company an amount representing interest on any unpaid or untimely paid amounts from the due date, as determined under this Section 6.3, to the date of payment at a rate equal to the prime rate of Citibank as in effect from time to time after such due date.

            6.4 The Company also shall pay to the Executive all reasonable legal fees and expenses incurred by the Executive in disputing in good faith any issue relating to the termination of the Executive's employment following a Change in Control (including a termination of employment following a Potential Change in Control if the Executive alleges in good faith that such termination will be deemed to have occurred following a Change in Control pursuant to the second sentence of Section 6.1 hereof) or in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder. Such payments shall be made as such fees and expenses are incurred by the Executive, but in no event later than five (5) business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.



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     7.     TERMINATION PROCEDURES AND COMPENSATION DURING DISPUT.

            7.1 NOTICE OF TERMINATION. After a Change in Control and during the term of this Agreement, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 10 hereof. For purpose of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution that has been duly adopted by an affirmative vote of not less than the majority of the entire membership of the Board.

            7.2 DATE OF TERMINATION. "Date of Termination," with respect to any purported termination of the Executive's employment after a Change in Control and during the term of this Agreement, shall mean (i) if the Executive's employment is terminated for Disability, (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such thirty
(30) day period), and (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).

     8. NO MITIGATION. The Company agrees that, if the Executive's employment with the Company terminates during the term of this Agreement, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to
Section 6 hereof or Section 7.4 hereof. Further, the amount of any payment or benefit provided for in this Agreement (other than Section 6.1 (D) hereof) shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

     9.     SUCCESSORS: BINDING AGREEMENT.

            9.1 In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason after a Change in Control, except



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that, for purposes of implementing the foregoing, the date on which such succession becomes effective shall be deemed the Date of Termination.

            9.2 This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

     10. NOTICES. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or mailed by United States registered mail, return receipt requested, postage prepaid or sent by overnight delivery (e.g., Federal Express), and addressed, if to the Executive, to the address shown for the Executive in the personnel records of the Company and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

            To the Company:

            Genentech, Inc.
            1 DNA Way
            South San Francisco, CA 94080
            Attention: Corporate Secretary

            To the Executive:
            Myrtle Potter



     11. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and an authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any -condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof (i.e., benefits payable to the Executive by reason of the occurrence of a Change in Control) which have been made by either party. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of the Company and the Executive under Sections 6 and 7 hereof shall survive the expiration of the term of this Agreement.



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     12.    VALIDITY.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     13. COUNTERPART. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     14. SETTLEMENT OF DISPUTES; ARBITRATION. All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Board a decision of the Board within sixty (60) days after notification by the Board that the Executive's claim has been denied. Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Notwithstanding any provision of this Agreement to the contrary, the Executive shall be entitled to seek specific performance of the Executive's rights under Section 5.3 during the pendency of any dispute or controversy arising under or in connection with this Agreement.

     15. DEFINITIONS. For purposes of this Agreement the following terms shall have the meanings indicated below:

                 (A)  "Base Amount" shall have the meaning set forth in
section 28OG(b)(3) of the Code.

                 (B) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

                 (C) "Board" shall mean the Board of Directors of the Company.

                 (D) "Cause" for termination by the Company of the Executive's employment shall mean (i) the willful and continued gross neglect by the Executive of the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to
Section 7.1 hereof) or a willful and continuing failure to perform such duties, which continues for more than thirty (30) days after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or (ii) the Executive's material breach of any written Company policy, including without limitation the Executive's confidentiality and other obligations to the Company, as described in the Proprietary Rights and Inventions Agreement between the parties, or (iii) the Executive's embezzlement from or fraud against the Company, or other conduct that poses a material conflict of



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interest. For purposes of this definition, (x) no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company and (y) in the event of a dispute concerning the application of this provision, no claim by the Company that Cause exists shall be given effect unless the Board, acting in good faith, affirms such determination by a vote of not less than a majority of its entire membership.

                 (E) A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                      (I) the acquisition by another person or group of affiliated persons, other than Roche Holdings, Inc. and its affiliates, in one transaction or a series of transactions of control of more than 50% of the Company's outstanding voting stock; or

                     (II) the acquisition by Roche Holdings, Inc. or its affiliates of control of 90% or more of the Company's outstanding voting stock.

                 (F) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                 (G) "Company" shall mean Genentech, Inc., and, except in determining under Section 15(E) hereof whether or not any Change in Control of the Company has occurred, shall include its subsidiaries and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                 (H)  "Date of Termination" shall have the meaning stated in
Section 7.2 hereof.

                 (I) "Disability" shall be deemed the reason for the termination by the Company of the Executive's employment, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Company for a period of six (6) consecutive months, the Company shall have given the Executive a Notice of Termination for Disability, and within thirty (30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties.

                 (J) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                 (K)  "Excise Tax" shall mean any excise tax imposed under
section 4999 of the Code.

                 (L) "Executive" shall mean the individual named in the first paragraph of this Agreement.

                 (M) "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's



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express written consent) after any Change in Control, or after any Potential
Change in Control under the circumstances described in the second sentence of
Section 6.1 hereof (treating all references in paragraphs (I) and (VE) below to a "Change in Control" as references to a "Potential Change in Control"), of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (I), (V), (VI) or (VII) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof, or Executive consents in writing to such act or failure to act.

                      (I) the assignment to the Executive of duties which are in the aggregate materially inconsistent with the Executive's responsibilities from those in effect immediately prior to the Change in Control other than any such alteration primarily attributable to the fact that the Company may no longer be a public company;

                     (II) a reduction by the Company in the Executive's compensation (annual base salary plus bonus) as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all or substantially all executives of the Company who are at the level of Executive Vice President or above;

                    (III) the relocation of the Company's principal executive offices to a location such that Executive's commute distance exceeds the greater of (i) Executive's commute distance just prior to the Change of Control or (ii) 30 miles or the Company's requiring the Executive to be based anywhere other than the Company's principal executive offices except for required travel on the Company's business to an extent substantially consistent with the Executive's then current business travel obligations;

                     (IV) the failure by the Company, without the Executive's consent, to pay to the Executive any portion of the Executive's then current salary, bonus or incentive compensation except pursuant to an across-the-board compensation deferral similarly affecting all or substantially all executives of the Company at the level of Executive Vice President or above, or to pay to the Executive any portion of an installment of deferred compensation under any defer-red compensation program of the Company, within seven (7) days of the date such compensation is due;

                      (V) the failure by the Company to continue in effect any compensation plan which the Executive participates immediately prior to the Change in Control which is material to the Executive's total compensation, including but not limited to the Company's stock option, restricted stock, stock appreciation right, incentive compensation, bonus and other plans or any substitute plans adopted prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan or unless such plan itself provides for the consequence of a Change in Control, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as existed immediately prior to the Change in Control, unless all or substantially all



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executives of the Company at the level of Executive Vice President or above are treated similarly;

                     (VI) the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, life insurance, medical, health and accident, or disability plans in which the Executive was participating immediately prior to the Change in Control, unless, all or substantially all executives of the Company at the level of Executive Vice President or above are treated similarly; the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change in Control, unless all or substantially all executives of the Company at the level of Executive Vice President or above are treated similarly; or the failure by the Company to maintain a vacation policy with respect to the Executive that is at least as favorable as the vacation policy (whether formal or informal) in place with respect to the Executive immediately prior to the Change in Control unless all or substantially all executives of the Company at the level of Executive Vice President or above are treated similarly;

                    (VII) the failure by the Company to provide Executive with a total compensation package, that is, in the aggregate, not materially less favorable to the Executive than the compensation package enjoyed by the Executive immediately prior to the Change in Control; or

                   (VIII) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7.1 hereof, provided further, that for purposes of this Agreement, no such purported termination shall be effective.

Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder. For purposes of any determination regarding the existence of Good Reason, any claim by the Executive that Good Reason exists shall be presumed to be correct unless the Company establishes to the Board that Good Reason does not exist, and the Board, acting in good faith, affirms such determination by a vote of not less than a majority of its entire membership.

            (N)  "Gross-Up Payment" shall have the meaning set forth in
Section 6.2 hereof.

            (O)  "Notice of Termination" shall have the meaning stated in
Section 7.1 hereof.

            (P) "Pension Plan" shall mean any tax-qualified, supplemental or excess benefit pension plan maintained by the Company and any other agreement entered into between the Executive and the Company which is designed to provide the Executive with supplemental retirement benefits.

            (Q) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its



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affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act),
(ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or
(iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

            (R) "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                   (I) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

                  (II) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

                 (III) any Person becomes the Beneficial Owner, directly or indirectly, or securities of the Company representing 10% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

                  (IV) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

            (S) "Retirement " shall be deemed the reason for the termination of the Executive's employment if such employment is terminated in accordance with the Company's retirement policy generally applicable to its salaried employees, as in effect immediately prior to the Change in Control, or in accordance with any retirement arrangement established with the Executive's consent with respect to the Executive.

            (T)  "Severance Payments" shall mean those payments described in
Section 6.1 hereof.

            (U)  "Total Payments" shall mean those payments described in
Section 6.2 hereof.

                                       GENENTECH, INC.


                                       By: /s/ARTHUR D. LEVINSON
                                           --------------------------------
                                              Arthur D. Levinson



                                           /s/MYRTLE S. POTTER
                                           --------------------------------
                                              Myrtle S. Potter






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